SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 6, 2003
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                           Vermont Pure Holdings, Ltd.
               (Exact Name of Registrant as Specified in Charter)


            Delaware                   000-31797               03-0366218
       ------------------            ---------------       ------------------
(State or other jurisdiction of        (Commission             (IRS Employer
  incorporation)                        File Number)      Identification Number)

    P.O. Box C, Route 66, Catamount Industrial Park, Randolph, Vermont 05060
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (802) 728-3600
                                                    --------------


                                       n/a
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

     On March 6, 2003, Vermont Pure Holdings, Ltd. issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

        Number                      Title

         99.1            Press Release dated March 6, 2003




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    Vermont Pure Holdings, Ltd.

                                                    By:  /s/ Bruce S. MacDonald
                                                         Bruce S. MacDonald
                                                         Chief Financial Officer



Date: March 7, 2003


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                                  EXHIBIT INDEX

Number                                Title

99.1                     Press Release dated March 6, 2003





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                                                                    Exhibit 99.1

        Vermont Pure Holdings, Ltd. Announces $50 Million Credit Facility

March 6, 2003: Randolph, Vermont. Vermont Pure Holdings, Ltd. (AMEX:VPS) announced today that it has completed a $50 million refinancing of its senior debt facility. The new credit facility refinances $28.5 million of existing senior debt, provides a working capital line of $6.5 million, and makes available up to $15 million to be used for acquisitions and the partial repayment of the Company's outstanding 12% subordinated notes. Of the $15 million, up to $10 million is available for acquisitions in the Company's Home and Office delivery segment, and up to $5 million is available for the repayment of subordinated debt upon the Company achieving specified financial performance targets in fiscal year 2003. If those targets are not met, there would be no further scheduled principal payments on the subordinated debt until 2008.

"This new facility provides a great deal of flexibility by providing the Company with capital to expand through acquisitions while continuing to aggressively pay down existing debt and reduce interest costs. If we achieve the financial targets, we will be able to pay down our 12% subordinated notes by up to $5 million beginning in February 2004," said Tim Fallon, Chairman and CEO of Vermont Pure Holdings, Ltd.

The financing was led by Webster Bank, Waterbury, Connecticut, as agent, with participation by M&T Bank, as documentation agent, as well as Rabobank and Banknorth Group. "The consortium of banks that have participated in the financing strengthens our ability to have the necessary capital to expand for the future," said Peter Baker, President of Vermont Pure Holdings, Ltd.

Vermont Pure Holdings, Ltd., located in Randolph, Vermont, is a bottler and distributor of natural spring water under the Vermont Pure(R) and Hidden Spring(R) brands. It also markets purified with minerals added bottled water through the Crystal Rock(R) brand. The Company's primary businesses are the marketing of these brands throughout New England, New York, and the Mid-Atlantic regions. The Company is currently executing a growth strategy through expansion of the home and office customer base, acquisitions, and consolidation of regional home and office bottled water and coffee distributors. Vermont Pure Holdings, Ltd.'s common stock trades on the American Stock Exchange under the symbol: VPS.

Contact:  Tim Fallon, CEO or Bruce MacDonald, CFO - 802-728-3600
          Peter Baker, President - 860-945-0661
          Eugene Malone, Corporate Investors Network - 888-377-9777;
             Fax: 201-670-6460



Words or phrases such as "will likely result", "we expect", "will continue", "is anticipated", "estimated", "project", or "outlook" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speak only as of the date made. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. We have no obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.


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